                                  EXHIBIT 4.10

                                 April 21, 1999

Consolidated Products, Inc.
36 South Pennsylvania Street
Indianapolis, Indiana  46204
Attention: Chief Financial Officer

         Re: AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT DATED AS OF SEPTEMBER 27, 1995

Ladies and Gentlemen:

         Reference is made to that certain Note Purchase and Private Shelf Agreement dated as of September 27, 1995 (as amended from time to time, the "AGREEMENT") among Consolidated Products, Inc., an Indiana corporation (the "COMPANY"), on the one hand, and The Prudential Insurance Company of America and each "Prudential Affiliate" which becomes a party thereto (collectively, "PRUDENTIAL"), on the other hand.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Agreement, the parties hereto agree as follows:

         SECTION 1. AMENDMENT. From and after the date this letter becomes effective in accordance with its terms, the Agreement is amended as follows:

         1.1 Paragraph 1D of the Agreement is each hereby amended to delete in its entirety the amount "$35,000,000" appearing therein and to substitute therefor the amount "$50,000,000".

         1.2 Paragraph 2B(2) of the Agreement is amended to delete in its entirety clause (i) thereof and to substitute therefor the following: "(i) April 21, 2002, and".

         1.3 The Company and Prudential expressly agree and acknowledge that as of April 21, 1999, the Available Facility Amount shall be $50,000,000; provided, however, that no Notes may be issued under the Facility if, after giving effect to such Note issuance, the aggregate outstanding principal amount owing by the Company to Prudential and the Prudential Affiliates exceeds $75,000,000. NOTWITHSTANDING THE FOREGOING, THIS AMENDMENT AND THE AGREEMENT HAVE BEEN ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

         1.4 Paragraph 2B(8)(ii) of the Agreement is amended to add at the end thereof the following:

                  "; provided, however, that no Issuance Fee shall be payable with respect to the first $25,000,000 of Notes issued under the Facility in the 1999 calendar year".

         SECTION 2. REPRESENTATION AND WARRANTY. The Company hereby represents and warrants that no Default or Event of Default exists under the Agreement as of the date hereof.

         SECTION 3. CONDITIONS PRECEDENT. This letter shall be deemed effective as of the date hereof upon (i) the return on or before April 30, 1999 by the Company to Prudential of a counterpart hereof duly executed by the Company and Prudential and (ii) the payment of a non-refundable $75,000 structuring fee by the Company to Prudential on or before April 30, 1999. Upon execution hereof by the Company, this letter should be returned to: Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention: Wiley S. Adams.

         SECTION 4. REFERENCE TO AND EFFECT ON AGREEMENT. Upon the effectiveness of this letter, each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement as modified by this letter. Except as specifically set forth in Section 1 hereof, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         SECTION 5. GOVERNING LAW. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE.

         SECTION 6. COUNTERPARTS; SECTION TITLES. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                                            Very truly yours,

                                            THE PRUDENTIAL INSURANCE COMPANY
                                                 OF AMERICA

                                            By:  /s/ P. Scott von Fischer  WSA
                                                ------------------------------
                                                 Vice President

Agreed and Accepted:

CONSOLIDATED PRODUCTS, INC.

By: /s/ James W. Bear
    ------------------------------------
         James W. Bear
         Senior Vice President/Administration and Finance